Exhibit 10.1

CONSULTING SERVICES AGREEMENT

BY AND BETWEEN THE UNDERSIGNED:

MEDEURONET

medeuronet UK is incorporated in England & Wales with its registered office at Leather Market, Weston Street, Bermondsey, London SE1 3ER United Kingdom. Company registration: 06591143. Represented by Kristine A. Morrill in her capacity of Managing Director,

Hereinafter referred to as "MEDEURONET",

AND

Vision Care Inc,

With its registered office is located at VisionCare, Inc., 14395 Saratoga Ave, Suite 150, Saratoga, California 95070. Represented by Blake Michaels in his role as President and Chief Executive Officer,

Hereinafter referred to as "the Client",

MEDEURONET and the Client being also hereinafter referred to collectively as the "Parties" and separately as the "Party".

medeuronet UK is incorporated in England & Wales with its registered office at the Leather Market, 11/13 Weston Street, Bermondsey, London SE1 3ER, United Kingdom. Company registration: 06591143. www.medeuronet.com

Tel: +44 203 735 8915 Email: contact@medeuronet.com

BDV_01_FOR12_medeuronet Consulting Services Letter of Agreement Template_med UK_V1

PREAMBLE

Vision Care Inc is a a privately held specialty medical device company engaged in the research, development, manufacture, and marketing of a developed an implantable telescopic IOL that incorporates wide-angle micro-optical lenses in a Galilean telescope design and enlarges images in front of the eye approximately 2.2 or 2.7 times their normal size.

In patients with age-related macular degeneration (AMD), the magnification allows central images to be projected onto healthy perimacular areas of the retina instead of the macula alone, where breakdown of photoreceptors and loss of vision has occurred

This helps reduce the 'blind spot' and allows the patient to distinguish and discern images that may have been unrecognizable or difficult to see.

The company has now developed a new 'small incision' version of the IOL, which enables implantation through an incision of about 6.5 mm.

The prototype of the new IOL is CE marked and currently undergoing clinical evaluation in Europe. In anticipation of commercially launching this version of the IOL in Europe in 2019, Vision Care is looking to establish some level of reimbursement for the lens in order to facilitate commercial uptake

MEDEURONET is specialized in establishing innovative medical technologies in the European market, focusing on market entry, including the reimbursement process.

As a part of its strategy, the Client wishes to partner with MEDEURONET to begin preparations for its European clinical studies.

NOW, THEREFORE, in consideration thereof, the Parties agree as follows:

ARTICLE 1 - SUBJECT

This agreement (hereinafter referred to as the "Agreement") is a consulting services agreement.

MEDEURONET hereby undertakes to perform the services described in Article 2 of this Agreement in order to assist the Client in the development of its market access strategy.

medeuronet UK is incorporated in England & Wales with its registered office at the Leather Market, 11/13 Weston Street, Bermondsey, London SE1 3ER, United Kingdom. Company registration: 06591143. www.medeuronet.com

Tel: +44 203 735 8915 Email: contact@medeuronet.com

BDV_01_FOR12_medeuronet Consulting Services Letter of Agreement Template_med UK_V1

ARTICLE 2 - SERVICES

MEDEURONET will provide support to Vision Care, Inc., in the process of establishing

1.     Market Assessment: Identifying countries where reimbursement is available for innovative medical devices that improve quality of life, reduce the burden on public health systems, or funds are available to enable use of new technology at surgeons' discretion.

2.     Execution Plan: Covering all requirements, timelines, as well as identification of societies and opinion leaders to support the process.

(Hereinafter referred to as the "Services").

medeuronet UK is incorporated in England & Wales with its registered office at the Leather Market, 11/13 Weston Street, Bermondsey, London SE1 3ER, United Kingdom. Company registration: 06591143. www.medeuronet.com

Tel: +44 203 735 8915 Email: contact@medeuronet.com

BDV_01_FOR12_medeuronet Consulting Services Letter of Agreement Template_med UK_V1

ARTICLE 3 - MEDEURONET'S OBLIGATIONS

3.1 Performance of Services

MEDEURONET undertakes to provide the Services defined in Article 2 in accordance with procedures described in Article 2.

MEDEURONET will structure a team of specialized people to perform the Services and undertakes to work in close collaboration with the Client.

MEDEURONET undertakes to answer, throughout the term of the Agreement, orally or in writing, to any question that the Client may ask regarding the Services and to report regularly on the progress of its work.

MEDEURONET will provide to the Client the following for reporting:

-       A project plan

-       Monthly report

-       A minimum of twice monthly team calls

3.2 Ownership of documents

Any document, report and study sent to the Client and regarding the Services will become the sole and exclusive property of the Client.

3.3 Liability

The Parties expressly agree that MEDEURONET is merely under an obligation to use his best endeavors. MEDEURONET is in no case liable with respect to the results.

MEDEURONET undertakes to provide the Services defined in Article 2 pursuant to the professional standards and in the best way possible according to the Client's expectations.

MEDEURONET may not be held liable, in any respect whatsoever, for any indirect damages resulting from the provision of Services nor for any consecutive and immaterial damages.

In particular, MEDEURONET may not be held liable for any loss of revenue or profit, for any operating loss or other financial damages.

In any case, compensation for any damages suffered by the Client resulting from the provision of Services may not exceed the amount of the contract as mentioned in Article 5.

medeuronet UK is incorporated in England & Wales with its registered office at the Leather Market, 11/13 Weston Street, Bermondsey, London SE1 3ER, United Kingdom. Company registration: 06591143. www.medeuronet.com

Tel: +44 203 735 8915 Email: contact@medeuronet.com

BDV_01_FOR12_medeuronet Consulting Services Letter of Agreement Template_med UK_V1

ARTICLE 4 - CLIENT'S OBLIGATIONS

4.1 Information and cooperation

The Client undertakes to provide MEDEURONET with any commercial, economic, legal, financial, accounting information or documents or of any other nature that MEDEURONET may need regarding the provision of Services.

4.2 Ownership of documents

The Client will be the sole and exclusive owner of any document, report or study drafted by MEDEURONET regarding the Services.

However, the Client may not communicate, publish nor transfer any or part of the conclusions or results without prior express consent of MEDEURONET until the fees mentioned in Article 5 have been fully paid by the Client to MEDEURONET.

ARTICLE 5 - FEES AND TERMS OF PAYMENT

Based on the work outlined in Article 2 above, the Parties agree on to the following fees and terms for the provision of Services:

Item	Budget
EU Market Assessment:
All deliverables as outlined	10,000 EUR

Execution plan:
All deliverables as outlined —	15,000 to 25.000 EUR
(depending on number of countries)

For the EU Market Assessment:

•      An invoice 5,000 EUR will be issued upon signing of this agreement and is due upon receipt in order to commence work

•      An invoice for the balance will be issued upon delivery of the market assessment report and is due at 10 business days.

medeuronet UK is incorporated in England & Wales with its registered office at the Leather Market, 11/13 Weston Street, Bermondsey, London SE1 3ER, United Kingdom. Company registration: 06591143. www.medeuronet.com

Tel: +44 203 735 8915 Email: contact@medeuronet.com

BDV_01_FOR12_medeuronet Consulting Services Letter of Agreement Template_med UK_V1

For the Execution plan:

•	The final fee will be based on the number of countries planned for reimbursement work and agreed between Vision Care and MEDEURONET before work begins

•	An invoice for 50% will be issued upon commencement of this phase and is due upon receipt

•	An invoice for the balance will be issued upon delivery of the market assessment report and is due at 10 business days.

Timeline Overview

ARTICLE 6 - TERM AND TERMINATION

This Agreement is effective as of the date of sigining and will expire on 30 March 2019.

Either Party has the right to terminate this Agreement following any breach of this Agreement by the other Party or any failure by the other Party to faithfully carry out its obligations under this Agreement; provided that Party has had ninety (90) days to rectify any such breach or failure after receipt of notice thereof by registered letter with acknowledgement of receipt.

If the 90-days' notice period for termination is invoked, any fee that is due during this period will continue to be paid by the client.

ARTICLE 7- CONFIDENTIALITY

The Parties agree that the contents of this Agreement shall be governed by the following terms:

The Parties consider as strictly confidential any document, report, study, data, and any information, in any form whatsoever, submitted by the other Party regarding the provision of Services (hereinafter referred to as "Confidential Information").

No use. Both Parties agree not to use Confidential Information in any way, except for the purpose of considering a transaction with the other Party hereto, nor to realize any transaction relating to the Confidential Information except as agreed.

No disclosure. Both Parties agree to use their best efforts to prevent and protect the Confidential Information, or any part thereof, from disclosure to any person other than their employees, agents, consultants and advisors having a need for this Confidential Information in the course of their work.

medeuronet UK is incorporated in England & Wales with its registered office at the Leather Market, 11/13 Weston Street, Bermondsey, London SE1 3ER, United Kingdom. Company registration: 06591143. www.medeuronet.com

Tel: +44 203 735 8915 Email: contact@medeuronet.com

BDV_01_FOR12_medeuronet Consulting Services Letter of Agreement Template_med UK_V1

Protection of secrecy. Both Parties agree to take all steps reasonably necessary to protect the confidentiality of this Confidential Information, and to prevent the Confidential Information from falling into the public domain or into the possession of unauthorized persons.

ARTICLE 8 - STATEMENT OF MUTUAL INDEPENDANCE

The Parties expressly declare that they are and remain, throughout the term of the Agreement, independent commercial and trading partners.

ARTICLE 9 - TRANSFER OF THE AGREEMENT

This Agreement has been entered into intuitu personae. It would not be transferred or transmitted, in any way whatsoever, free of charge or against payment.

ARTICLE 10- CHOICE OF LAW

The Parties agree that this Agreement is subject to the laws of the United Kingdom.

Any dispute arising out of this Agreement shall be subject to the jurisdiction of the courts of the United Kingdom.

ARTICLE 11 - ADDRESS FOR SERVICE

For the purpose of performing this Agreement, the Parties' addresses are as mentioned at the top of this Agreement.

This Agreement will be effective as of the date of execution and the Parties hereby demonstrate their acceptance of the terms of this Agreement by executing it on the signature lines below.

Signed on _27 July 2018 ___
Saratoga, CA/London

/s/ Kristine A. Morrill	/s/ Blake Michaels
MEDEURONET	The Client
Represented by Kristine A. Morrill	Represented by Blake Michaels

medeuronet UK is incorporated in England & Wales with its registered office at the Leather Market, 11/13 Weston Street, Bermondsey, London SE1 3ER, United Kingdom. Company registration: 06591143. www.medeuronet.com

Tel: +44 203 735 8915 Email: contact@medeuronet.com

BDV_01_FOR12_medeuronet Consulting Services Letter of Agreement Template_med UK_V1